Exhibit 10.20
AMENDMENT
Dated as of August 13, 2001
to
RECEIVABLES PURCHASE AGREEMENT
Dated as of January 27, 2000
          THIS AMENDMENT (this “Amendment”) dated as of August 13, 2001, is entered into by and among AGCO FUNDING CORPORATION, as seller (the “Seller”), AGCO CORPORATION (“AGCO”), as servicer (in such capacity, the “Servicer”), NIEUW AMSTERDAM RECEIVABLES CORPORATION (“Nieuw Amsterdam”), GOTHAM FUNDING CORPORATION (“Gotham”), COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, NEW YORK BRANCH, individually (“Rabobank International”), as an Administrator and as Agent, and BANK OF TOKYO-MITSUBISHI TRUST COMPANY (“BTMT”), individually and as a new Administrator.
PRELIMINARY STATEMENTS
          A. The Seller, the Servicer, Nieuw Amsterdam and Rabobank International (individually, as Administrator and as Agent) are parties to that certain Receivables Purchase Agreement dated as of January 27, 2000 (as amended prior to the date hereof, the “Receivables Purchase Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Receivables Purchase Agreement.
          B. The parties hereto have agreed to add Gotham as a “Conduit Purchaser” and a “Committed Purchaser” under the Receivables Purchase Agreement and BTMT as an “Administrator” under the Receivables Purchase Agreement. In connection therewith, Nieuw Amsterdam will assign a portion of the outstanding Ownership Interests held by it to BTMT (on behalf of Gotham) such that, from and after such assignment, the percentage of the outstanding Ownership Interests held by each Related Group will be proportional to their respective Related Group Limits.
          C. In addition, the parties hereto have agreed to amend the Receivables Purchase Agreement on the terms and conditions hereinafter set forth.
          NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Addition of New Related Group.
          (a) Each of the parties hereto agrees that, effective as of the Effective Date (as defined in Section 4 below), (i) Gotham will be a party to the Receivables Purchase Agreement as a Conduit Purchaser and a Committed Purchaser and shall be bound by all of the terms and conditions thereof, (ii) BTMT will be a party to the Receivables Purchase Agreement as the Administrator for Gotham and shall be bound by all of the terms and conditions thereof, (iii) Gotham, BTMT and their respective successors and assigns will collectively represent a new “Related Group” under the Receivables Purchase Agreement and (iv) the fee letter described in Section 4(b) hereof shall be a “Fee Letter” for all purposes under the Receivables Purchase Agreement..
          (b) The notice address for Gotham and BTMT for purposes of the Receivables Purchase Agreement shall be the address set forth under its name on Schedule I, or such other address as shall be designated by such party in a written notice to the other parties to the Receivables Purchase Agreement pursuant to the provisions thereof.
          (c) Upon satisfaction of clauses (d) and (e) below, effective as of the Effective Date (i) the Commitment of Gotham under the Receivables Purchase Agreement will be equal to $125,000,000 and (ii) the Commitment of Rabobank International under the Receivables Purchase Agreement will be reduced to $125,000,000. The parties hereto agree that the signature pages to the Receivables Purchase Agreement will be deemed amended to reflect the arrangement described in this clause (c).
          (d) Effective upon its receipt of the Assignment Price (as defined below) on the Effective Date, Nieuw Amsterdam hereby assigns to Gotham, without recourse, warranty, or representation of any kind, except as specifically provided herein, an undivided percentage ownership interest in Nieuw Amsterdam’s right, title and interest in and to the outstanding Ownership Interests such that, from and after such sale, the percentage of the outstanding Ownership Interests held by each Related Group will be proportional to their respective Related Group Limits. BTMT hereby agrees to purchase and accept such assignment on behalf of Gotham. The Seller and the Servicer hereby acknowledge and consent to the foregoing assignment.
          (e) In consideration for the assignment described in paragraph (d), BTMT shall pay to Nieuw Amsterdam an amount (the “Assignment Price”) equal to $117,500,000 (which amount represents the total outstanding Investment associated with the Ownership Interests so assigned). Such amount shall be payable on the Effective Date by wire transfer of immediately available funds to Rabobank International, as Administrator for Nieuw Amsterdam.
          (f) Nieuw Amsterdam hereby represents and warrants to Gotham and BTMT that Nieuw Amsterdam owns the interest in the Ownership Interests being sold and assigned hereby for its own account and has not sold, transferred or encumbered (or permitted to be encumbered) any or all of its interest in such Ownership Interests and that it has delivered to Gotham and BTMT copies of all of the Transaction Documents and amendments thereto in effect on the Effective Date.

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          (g) Each of Gotham and BTMT hereby acknowledges and agrees that it has entered into this Agreement on the basis of its own independent investigation and has not relied upon, and will not rely upon, any explicit or implicit written or oral representation, warranty or other statement of the Agent or any other Purchaser or Administrator concerning the authorization, execution, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Amendment, any Transaction Document, any Dealer Receivable or any Related Security (or interest therein) or any other instrument or document related to the foregoing.
          (h) This Amendment, in so far as it relates to the addition of Gotham and BTMT as parties to the Receivables Purchase Agreement and the establishment of their new Related Group, shall be deemed to be a “Joinder Agreement” within the meaning of, and entered into pursuant to, the Receivables Purchase Agreement and shall be effective for all purposes thereunder.
          (i) Notwithstanding the assignment described above in this Section 1, it is understood and agreed that Gotham and BTMT shall constitute a separate and distinct Related Group under the Receivables Purchase Agreement and shall not by virtue of such assignment become members of Nieuw Amsterdam’s Related Group.
          SECTION 2. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Receivables Purchase Agreement is amended as follows:
          2.1 The definition of “Cash Control Event” in Section 1.01 is amended in its entirety to read as follows:
     “ “Cash Control Event” means the occurrence of either of the following events: (i) the Servicer’s long-term corporate or senior implied rating shall be “Ba3” or lower by Moody’s or “BB-” or lower by S&P or either such rating is withdrawn or (ii) any Early Amortization Event.”
          2.2 The definition of “CP Rate” in Section 1.01 is amended in its entirety to read as follows:
     “ “CP Rate” means (a) with respect to Gotham for any period, a rate per annum calculated in good faith by the Administrator for Gotham to reflect Gotham’s actual cost of funding the applicable Ownership Interest (or portion thereof) held by Gotham during such period, taking into account (i) the weighted daily average interest rate payable in respect of the Commercial Paper Notes issued by Gotham during such period (determined in the case of discounted Commercial Paper Notes by converting the discount to an interest-bearing equivalent rate per annum), (ii) the commissions of placement agents and dealers in respect of such Commercial Paper Notes, to the extent such commissions are reasonably allocated, in whole or in part, to such Commercial Paper Notes by the Administrator for Gotham and (iii) other borrowings by such Conduit Purchaser, including, without limitation, borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; (b) with respect to any other Conduit Purchaser for any period, the per annum rate equivalent to the weighted average

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of the per annum rates paid or payable by such Conduit Purchaser from time to time as interest on Commercial Paper Notes (by means of interest rate hedges or otherwise and taking into consideration any incremental carrying costs associated with Commercial Paper Notes issued by such Conduit Purchaser maturing on dates other than those certain dates on which such Conduit Purchaser is to receive funds) in respect of Commercial Paper Notes issued by such Conduit Purchaser that are allocated, in whole or in part, by the related Administrator (on behalf of such Conduit Purchaser) to fund or maintain the Investment of such Conduit Purchaser during such period, as determined by the related Administrator (on behalf of such Conduit Purchaser) and reported to the Seller and the Servicer, which rates shall reflect and give effect to (i) the commissions of placement agents and dealers in respect of such Commercial Paper Notes, to the extent such commissions are reasonably allocated, in whole or in part, to such Commercial Paper Notes by the related Administrator (on behalf of such Conduit Purchaser) and (ii) other borrowings by such Conduit Purchaser, including, without limitation, borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; provided that if any component of such rate is a discount rate, in calculating the CP Rate the related Administrator shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; and provided further that any Conduit Purchaser which becomes a party hereto pursuant to Section 12.02 may specify a different “CP Rate” in the relevant Joinder Agreement, in which case the term “CP Rate”, when used in reference to such Conduit Purchaser, shall have the meaning assigned to such term in such Joinder Agreement.”
          2.3 The definition of “Default Ratio” in Section 1.01 is amended to delete the phrase “immediately preceding 12 months” in each place where it appears therein and to substitute therefor the phrase “immediately preceding month” in each such place.
          2.4 The definition of “Defaulted Receivable” in Section 1.01 is amended to replace the number “61” with the number “91”.
          2.5 The definition of “Delinquent Receivable” in Section 1.01 is amended to replace the number “30” with the number “61”.
          2.6 Clause (g) of the definition of “Eligible Receivable” in Section 1.01 is amended in its entirety to read as follows:
     “(g) such Dealer Receivable is not a Delinquent Receivable, a Defaulted Receivable or a Charged-Off Receivable,”.
          2.7 Section 1.01 is amended by inserting the following definition in appropriate alphabetical order:
     “ “Gotham” means Gotham Funding Corporation.”
          2.8 The definition of “Loss Reserve Percentage” in Section 1.01 is amended in its entirety to read as follows:

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     “ “Loss Reserve Percentage” means, at any time, 2.0 times the highest average Default Ratio for any three (3) consecutive calendar months during the twelve (12) complete calendar month period then most recently ended.”
          2.9 The definition of “Planned Dilution Ratio” in Section 1.01 is amended by inserting “the greater of (a) 10% or (b)” immediately before the phrase “the percentage equivalent of a fraction” in such definition.
          2.10 The definition of “Yield Rate” in Section 1.01 is amended in its entirety to read as follows:
     “ “Yield Rate” for any Settlement Period for any Ownership Interest means:
     (i) to the extent the Purchase or the maintenance of such Ownership Interest is funded other than through the issuance of Commercial Paper Notes, a rate equal to the Alternative Rate for such Settlement Period, and
     (ii) to the extent the Purchase or maintenance of such Ownership Interest is funded through the issuance of Commercial Paper Notes, a rate equal to the CP Rate, as applicable, for such Settlement Period;
     provided, however, that from and after the occurrence and during the continuation of an Early Amortization Event, the Yield Rate for all Ownership Interests shall, if so declared by the Agent pursuant to Section 9.02, be equal to the Base Rate plus 2% per annum.”
          2.11 Article II is amended by adding the following new Section 2.06 thereto:
     “Section 2.06 Commitment of Committed Purchasers that are also Conduit Purchasers. Notwithstanding anything herein to the contrary, any Committed Purchaser that is also a Conduit Purchaser shall not be obligated to make any Purchase hereunder unless such Committed Purchaser is able to obtain funding, liquidity or credit enhancement for such Purchase from a Conduit Funding Source pursuant to the applicable Conduit Funding Agreements. Prior to the Termination Date, each Committed Purchaser that is also a Conduit Purchaser shall take commercially reasonable efforts to, in accordance with its customary business practices and rating agency requirements, maintain a committed liquidity line or a similar committed funding source from a Conduit Funding Source in respect of, and in an amount at least equal to, its obligation to make Incremental Purchases hereunder.”
          2.12 Section 4.04 is hereby amended by adding the following after the words “Settlement Period” in clause (i) thereof:
     “or, with respect to Gotham, any reduction to Gotham’s Investment on any day other than a day that a funding tranche or funding tranches (with respect to such Investment and its Commercial Paper or its Conduit Funding Sources, as applicable) in an amount equal to or greater than the amount of such reduction are scheduled to mature”.

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          2.13 The following new Section 4.05 is added:
     “Section 4.05. Gotham’s Funding Tranches. Gotham agrees to consult with the Servicer with respect to Gotham’s selection of funding tranches from time to time during the term hereof, with respect to its Commercial Paper and its Conduit Funding Sources, used to fund or maintain its Investment.”
          2.14 Clause (g) of Section 8.07 is amended in its entirety to read as follows:
     “(g) The long-term senior unsecured debt rating of AGCO is below “BB-” by S&P or below “Ba3” by Moody’s or either such rating is withdrawn.”
          2.15 Section 8.08 is amended by (a) adding the phrase “with the consent of the Majority Purchasers” immediately after the phrase “designated by the Agent” in the first sentence thereof and (b) adding the phrase “with the consent of the Majority Purchasers” immediately after the first occurrence of the words “the Agent” in the second sentence thereof.
          2.16 Clause (h)(iv) of Section 9.01 is amended in its entirety to read as follows:
     “(iv) the average Default Ratio for the three most recently ended calendar months (including the calendar month ending on such day), shall exceed 3.0%”.
          2.17 The second sentence of Section 11.03 is amended in its entirety to read as follows:
     “Rabobank, each Administrator and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Seller, any of its Affiliates and any Person who may do business with or own securities of the Seller or any such Affiliate, all as if Rabobank, each Administrator and their respective Affiliates, as applicable, were not the Agent or an Administrator or acting in any other capacity under any Transaction Document or Conduit Funding Agreement, and without any duty to account therefor to the Purchasers.”
          2.18 Section 11.05 is amended in its entirety to read as follows:
     “Section 11.05 Indemnification. The Bank of Tokyo-Mitsubishi Trust Company, in the case of Gotham’s Related Group, and the Committed Purchasers, in the case of all other Related Groups, agree to indemnify the Agent and its directors, officers and employees (to the extent not reimbursed by the Seller), ratably in proportion to the respective Commitments of their applicable Related Group, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any of the other Transaction Documents or the transactions contemplated hereby or thereby, or any action taken or omitted by the Agent or in any such capacity under this Agreement or any of the other Transaction Documents, provided that no such indemnifying party shall be liable for any portion of such liabilities, obligations, losses,

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damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or willful misconduct. Without limitation to the foregoing, each such indemnifying party agrees to reimburse the Agent promptly upon demand for such indemnifying party’s Related Group’s ratable share (computed based on the ratio which the Commitment of such Related Group bears to the aggregate of the Commitments hereunder) of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Transaction Documents, to the extent that such Agent is not reimbursed for such expenses by the Seller. From and after the occurrence of the Termination Date, the indemnification obligations of each such indemnifying party under this Section 11.05 shall be calculated as if the respective Commitments of their Related Group on the day immediately prior to the Termination Date remained in effect.”
          2.19 Clause (i) of the second sentence of Section 12.01(a) is amended in its entirety to read as follows:
     “(i) any member of its Related Group (or, in the case of Gotham, any member of its Related Group and The Bank of Tokyo-Mitsubishi, Ltd.)”.
          2.20 Section 12.01(a) is amended to add the following sentence at the end of such section:
     “The Seller hereby agrees and consents to the complete assignment by Gotham, as Conduit Purchaser, upon prior written notice to the Agent, of 100% of its rights under, interest in, title to and obligations under this Agreement to any one of (A) Bank of Tokyo-Mitsubishi Trust Company, (B) The Bank of Tokyo-Mitsubishi, Ltd. or (C) any commercial paper conduit administered by Bank of Tokyo-Mitsubishi Trust Company or The Bank of Tokyo-Mitsubishi, Ltd., and upon such assignment, (x) the assignee thereunder shall be a party hereto and have the rights and obligations of a Conduit Purchaser hereunder and (y) Gotham, as Conduit Purchaser assignor thereunder, shall relinquish its rights and be released from its obligations under this Agreement and cease to be a party hereto.”
          2.21 Section 12.01(b) is amended to add the following sentence immediately after the first sentence thereof:
     “Gotham, as Committed Purchaser may, without the prior written consent of any Administrator, the Agent, the Seller or AGCO, assign to any one of (A) Bank of Tokyo-Mitsubishi Trust Company, (B) The Bank of Tokyo-Mitsubishi, Ltd. or (C) any commercial paper conduit administered by Bank of Tokyo-Mitsubishi Trust Company or The Bank of Tokyo-Mitsubishi, Ltd., 100% of its rights and obligations under this Agreement (including, without limitation, 100% of its Commitment and the Ownership Interests owned by it); provided, however, that (i) the parties to such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment Agreement together with a processing

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and recordation fee of $2,000 or such lesser amount as shall be approved by the Agent, (ii) the parties to each such Assignment Agreement shall have agreed to reimburse the Agent for all fees, costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent) incurred by the Agent in connection with such assignment and (iii) the assignee shall execute and deliver to the Seller and the Agent an Investment Letter substantially in the form of Exhibit C. For avoidance of doubt, it is understood and agreed that any subsequent assignments by any such assignee shall be subject to the terms of this Agreement.”
          2.22 Section 13.01(b) is amended in its entirety to read as follows:
     “(b) No provision of this Agreement may be amended, supplemented, modified or waived except pursuant to a written agreement executed and delivered by the Seller, the Servicer, the Agent, each Administrator and the Majority Purchasers; provided, however, that no such amendment, supplement, modification or waiver shall without the written consent of each affected Purchaser, (A) extend the Commitment Termination Date or the date of any payment or deposit of Collections by the Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield (or any component thereof), (C) reduce any fee payable to any Administrator for the benefit of the Purchasers in its Related Group, (D) except pursuant to Article XII hereof, change the amount of the Investment of any Purchaser, any Committed Purchaser’s Pro Rata Share or any Committed Purchaser’s Commitment, or create, with respect to any Committed Purchaser in any Related Group, any obligation for such Committed Purchaser to make any purchase allocable to another Related Group, (E) amend, modify or waive any provision of the definition of Majority Purchasers or this Section 13.01(b), (F) consent to or permit the assignment or transfer by the Seller of any of its rights and obligations under this Agreement, (G) change the definition of “Eligible Receivable” or “Credit Enhancement”, or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses.
     Any amendment, supplement, modification or waiver made in accordance with this Section 13.01 shall apply to each of the Purchasers equally and shall be binding upon the Seller, the Servicer, the Purchasers, each Administrator and the Agent. Notwithstanding anything herein to the contrary, no amendment to this Agreement shall become effective unless and until each rating agency then rating any of the Commercial Paper Notes of Nieuw Amsterdam Receivables Corporation confirms that such amendment will not result in the reduction, withdrawal or suspension of the then current rating of such Commercial Paper Notes.”
          2.23 Section 13.06(b) is hereby amended by adding the following sentence to the end of such Section:
     “For the avoidance of doubt, this Section 13.06(b) shall apply to each Conduit Purchaser acting in any capacity (including, without limitation, as a Committed Purchaser, if applicable) hereunder and under the other Transaction Documents.”

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          2.24 Each reference to “NARCO” in the Receivables Purchase Agreement and each other Transaction Document shall be replaced with a reference to “Nieuw Amsterdam”.
          SECTION 3. Extension of Commitment Termination Date. The Commitment Termination Date is hereby extended to July 30, 2002.
          SECTION 4. Conditions Precedent. This Amendment shall become effective as of the date (the “Effective Date”) which is the later to occur of (i) August 17, 2001 and (ii) the date on which each of the following conditions precedent shall have been satisfied:
     (a) the Agent shall have received a copy of this Amendment duly executed by each of the parties hereto;
     (b) BTMT shall have received a fee letter (in form and substance satisfactory to BTMT) duly executed by the Seller;
     (c) In accordance with Section 1(e), Nieuw Amsterdam shall have received an amount equal to the Assignment Price in immediately available funds from BTMT;
     (d) each Conduit Purchaser shall have received written confirmation from each applicable rating agency that this Amendment will not adversely affect the rating of the commercial paper notes issued by such Conduit Purchaser;
     (e) the Agent shall have received legal opinions from counsel to the Seller and AGCO in the respective forms attached hereto; and
     (f) each of the Agent and the Seller shall have received letters substantially in the form of Exhibit C to the Receivables Purchase Agreement, duly executed by Gotham and BTMT, together with those documents (if any) required to be delivered pursuant to Section 10.03(e) of the Receivables Purchase Agreement.
          SECTION 5. Covenants, Representations and Warranties of the Seller.
          5.1 Upon the effectiveness of this Amendment, (i) each of the Seller and the Servicer hereby reaffirms all covenants, representations and warranties made by it in the Receivables Purchase Agreement and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment and (ii) AGCO hereby reaffirms all covenants, representations and warranties made by it in the Originator Sale Agreement and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.
          5.2 Each of the Seller and the Servicer hereby represents and warrants that (i) this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (ii) upon the effectiveness of this Amendment, no event or circumstance has occurred and is continuing which constitutes an Early Amortization

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Event or which, with the giving of notice of the lapse of time, or both, would constitute an Early Amortization Event.
          5.3 Gotham hereby makes (with respect to itself only) the representations and warranties set forth in Section 5.03 of the Receivables Purchase Agreement.
          SECTION 6. Reference to and Effect on the Receivables Purchase Agreement.
          6.1 Upon the effectiveness of this Amendment, each reference in the Receivables Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Receivables Purchase Agreement as amended hereby, and each reference to the Receivables Purchase Agreement in any other document, instrument and agreement executed and/or delivered in connection with the Receivables Purchase Agreement shall mean and be a reference to the Receivables Purchase Agreement as amended hereby.
          6.2 Except as specifically amended hereby, the Receivables Purchase Agreement, the other Transaction Documents and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
          6.3 Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Purchaser, any Administrator or the Agent under the Receivables Purchase Agreement, the Transaction Documents or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.
          SECTION 7. Costs and Expenses. Notwithstanding the provisions of Section 10.04 of the Receivables Purchase Agreement or any of the other Transaction Documents to the contrary, neither Seller nor Originator shall be responsible for any of the costs and expenses of negotiation, preparation, execution and delivery of this Amendment and the other instruments, documents and agreements to be delivered on or prior to the Effective Date (including, without limitation, the fees and expenses of any rating agency), and Agent shall reimburse Seller and Originator for any out-of-pocket legal fees and expenses reasonably incurred by them in connection with same.
          SECTION 8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.
          SECTION 9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of a signature page hereto by facsimile shall be deemed as effective as delivery of an original executed signature page hereto.

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          SECTION 10. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

AGCO FUNDING CORPORATION

By:
Name: Title:

AGCO CORPORATION

By:
Name: Title:

BANK OF TOKYO-MITSUBISHI TRUST COMPANY, as an Administrator

By:
Name: Title:

GOTHAM FUNDING CORPORATION, as a Conduit Purchaser and a Committed Purchaser

By:
Name: Title:

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COÖPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A.,“RABOBANK INTERNATIONAL”, NEW YORK BRANCH, as a Committed Purchaser, as an Administrator and as Agent

By:
Name: Title:

By:
Name: Title:

NIEUW AMSTERDAM RECEIVABLES CORPORATION, as a Conduit Purchaser

By:COÖPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, NEW YORK BRANCH, its Attorney-in-Fact

By:
Name: Title:

By:
Name: Title:

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SCHEDULE I
NOTICE ADDRESSES FOR NEW RELATED GROUP
Bank of Tokyo-Mitsubishi Trust Company
1251 Avenue of the Americas
New York, NY 10020
Attention: Securitization Group
Fax: 212/782-6998
Gotham Funding Corporation
c/o Bank of Tokyo-Mitsubishi Trust Company
1251 Avenue of the Americas
New York, NY 10020
Attention: Securitization Group
Fax: 212/782-6998

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AMENDMENT NO. 3
Dated as of May 2, 2005
to
RECEIVABLES PURCHASE AGREEMENT
Dated as of January 27, 2000
          THIS AMENDMENT NO. 3, dated as of May 2, 2005 (this “Amendment”), is entered into by and among AGCO FUNDING CORPORATION, as seller (the “Seller”), AGCO CORPORATION (“AGCO”), as servicer (in such capacity, the “Servicer”), NIEUW AMSTERDAM RECEIVABLES CORPORATION (“Nieuw Amsterdam”), GOTHAM FUNDING CORPORATION (“Gotham”), as a Committed Purchaser, BANK OF TOKYO-MITSUBISHI TRUST COMPANY (“BTMT”), as an Administrator, and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, NEW YORK BRANCH (“Rabobank International”), as a Committed Purchaser, as an Administrator and as the Agent.
PRELIMINARY STATEMENTS
          A. The Seller, the Servicer, Nieuw Amsterdam, Gotham, BTMT and Rabobank International (as a Committed Purchaser, as an Administrator and as the Agent) are parties to that certain Receivables Purchase Agreement, dated as of January 27, 2000 (as amended prior to the date hereof, the “Receivables Purchase Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Receivables Purchase Agreement.
          B. The parties hereto have agreed to amend the Receivables Purchase Agreement on the terms and conditions hereinafter set forth.
          NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
          SECTION 1. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Receivables Purchase Agreement is hereby amended as follows:
          1.01. Section 1.01 is hereby amended by adding the following definitions in their proper alphabetical sequence:
               “AGCO Finance” means AGCO Finance LLC, a Delaware limited liability company.

               “AGCO Finance Purchase Agreement” means the Receivables Purchase Agreement, dated as of May 2, 2005, among the Purchasers, the Seller, AGCO and AGCO Finance, as the same may be amended, restated, supplemented or otherwise modified from time to time.
               “AGCO Receivable” means a Dealer Receivable arising in connection with the sale of whole goods inventory comprised of a product line other than the Challenger product line.
               “Challenger New Equipment Receivables Percentage” means, at any time, the aggregate Outstanding Balance of the Challenger Receivables which arose from the sale of new equipment, expressed as a percentage of the aggregate Outstanding Balance of all Challenger Receivables.
               “Challenger Planned Dilution” means, with respect to any calendar month, the aggregate amount of reserves accrued on the accounting books of the Originator and the Seller with respect to program discounts expected to be taken by the Dealers with respect to Challenger Receivables at the time of settlement, as calculated by the Servicer on the last day of the immediately preceding calendar month in accordance with the accounting practices of the Originator as in effect on the date hereof.
               “Challenger Planned Dilution Ratio” means, with respect to any calendar month, the greater of (a) 10% and (b) the percentage equivalent of a fraction, the numerator of which is equal to the aggregate Challenger Planned Dilution for such calendar month, and the denominator of which is equal to the aggregate Outstanding Balance of the Challenger Receivables which arose from the sale of new equipment as of the last day of the immediately preceding calendar month.
               “Challenger Receivable” means a Dealer Receivable arising in connection with the sale of whole goods inventory comprised of the Challenger product line.
               “Collection Proceeding” means, with respect to any Obligor, any legal collection, replevin or injunctive action initiated or commenced by the Servicer, the Originator, Seller, the Agent, any Purchaser or AGCO Finance taken to enforce any obligation (including, without limitation, any Dealer Receivable) owed by such Obligor to the Servicer, the Originator, the Seller, any Purchaser or AGCO Finance.
               “Conveyance Notice” means each notice delivered to the Agent and the Seller by AGCO Finance or the Servicer with respect to the purchase by AGCO Finance of the Ownership Interest of the Purchasers and the Retained Interest in Dealer Receivables.

               “Conveyance Price” means, with respect to a Conveyed Receivable, the aggregate purchase price paid by AGCO Finance to the Purchasers and the Seller for such Conveyed Receivable pursuant to the AGCO Finance Purchase Agreement.
               “Conveyed Receivable” means a Dealer Receivable with respect to which the Ownership Interest of the Purchasers and the Retained Interest have been purchased by AGCO Finance in accordance with the provisions of the AGCO Finance Purchase Agreement.
               “Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement, dated as of May 2, 2005, among Rabobank, in its capacities as Agent and as administrative agent under the “Servicer Credit Facility” (as such term is defined in the Servicing Agreement), AGCO Finance and AGCO, in its capacity as Servicer, as the same may be amended, restated, supplemented or otherwise modified from time to time.
               “Pooled CP Rate” mean, for each day with respect to any Ownership Interest (or portion thereof) held by Gotham as to which the Pooled CP Rate is applicable, the sum of (i) discount or yield accrued (including, without limitation, any associated with financing the discount or interest component on the roll-over of any Pooled Commercial Paper) on its Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of its placement agents and commercial paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs (including without limitation those associated with funding small or odd-lot amounts) with respect to all receivable purchase, credit and other investment facilities which are funded by the applicable Pooled Commercial Paper for such day. The Pooled CP Rate shall be determined by the Administrator for Gotham, whose determination shall be conclusive.
               “Pooled Commercial Paper” means Commercial Paper Notes of Gotham which are subject to any particular pooling arrangement, as determined by the Administrator for Gotham (it being recognized that there may be more than one distinct groups of Pooled Commercial Paper at any time).
               “Purchase Termination Event” has the meaning specified in the AGCO Finance Purchase Agreement.
               “Retained Interest” means, at any time, the Seller’s undivided percentage ownership interest (computed as set forth below) in (i) each Dealer Receivable existing at such time, (ii) all Related Security with respect to each such Dealer Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Dealer Receivable. Each such undivided percentage ownership interest shall equal, at any time, 100% minus the Ownership Interest at such time.
                    “Servicing Agreement” means the Servicing and Support Agreement, dated as of May 2, 2005, between AGCO and AGCO Finance, as the same may be amended, restated, supplemented or otherwise modified from time to time.
               1.02. The definition of “Adverse Claim” in Section 1.01 is hereby amended to read in its entirety as follows:
               “Adverse Claim” means a lien, security interest, charge, encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person; provided that the right of AGCO Finance to Purchase any Dealer Receivable under the AGCO Finance Purchase Agreement shall not be construed as an Adverse Claim hereunder.
               1.03. The definition “Collections” in Section 1.01 is hereby amended to read in its entirety as follows:
               “Collections” means, with respect to any Dealer Receivable, all cash collections and other cash proceeds in respect of such Dealer Receivable, including, without limitation, all yield, finance charges or other related amounts accruing in respect thereof, all cash proceeds of Related Security with respect to such Dealer Receivable, all Deemed Collections with respect to such Dealer Receivable and any Conveyance Price paid in immediately available funds with respect to such Dealer Receivables. Without limiting the generality of the foregoing,it is understood and agreed that Collections shall include all amounts received (including insurance proceeds, if any) with respect to Dealer Receivables which have previously become Defaulted Receivables or Charged-Off Receivables.
               1.04. The definition “CP Rate” in Section 1.01 is hereby amended to read in its entirety as follows:
               “CP Rate” means (a) with respect to Gotham for any period, (I) unless the Administrator for Gotham has determined that the Pooled CP Rate shall be applicable, a rate per annum equal to the rate per annum calculated by the Administrator for Gotham to reflect Gotham’s cost of funding the applicable Ownership Interest, taking into account the weighted daily average interest rate payable in respect of the Commercial Paper Notes issued by Gotham during such period (determined in the case of discount Commercial Paper Notes by converting the discount to an interest bearing equivalent rate per annum), applicable placement fees and commissions, and such other costs and expenses as the Administrator for

Gotham in good faith deems appropriate; and (II) to the extent the Administrator for Gotham has determined that the Pooled CP Rate shall be applicable, the Pooled CP Rate; and (b) with respect to any other Conduit Purchaser for any period, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Conduit Purchaser from time to time as interest on Commercial Paper Notes (by means of interest rate hedges or otherwise and taking into consideration any incremental carrying costs associated with Commercial Paper Notes issued by such Conduit Purchaser maturing on dates other than those certain dates on which such Conduit Purchaser is to receive funds) in respect of Commercial Paper Notes issued by such Conduit Purchaser that are allocated, in whole or in part, by the related Administrator (on behalf of such Conduit Purchaser) to fund or maintain the Investment of such Conduit Purchaser during such period, as determined by the related Administrator (on behalf of such Conduit Purchaser) and reported to the Seller and the Servicer, which rates shall reflect and give effect to (i) the commissions of placement agents and dealers in respect of such Commercial Paper Notes, to the extent such commissions are reasonably allocated, in whole or in part, to such Commercial Paper Notes by the related Administrator (on behalf of such Conduit Purchaser) and (ii) other borrowings by such Conduit Purchaser, including, without limitation, borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market;provided that if any component of such rate is a discount rate, in calculating the CP Rate the related Administrator shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; and provided further that any Conduit Purchaser which becomes a party hereto pursuant to Section 12.02 may specify a different “CP Rate” in the relevant Joinder Agreement, in which case the term “CP Rate”, when used in reference to such Conduit Purchaser, shall have the meaning assigned to such term in such Joinder Agreement.
          1.05. The definition “Dealer Agreement” in Section 1.01 is hereby amended to read in its entirety as follows:
               “Dealer Agreement” means an agreement between the Originator and another Person that has agreed to act as a dealer for equipment manufactured or distributed by the Originator including, without limitation, any “Dealer Sales and Service Agreement” in substantially the form attached hereto as Exhibit G or any substantially similar agreement, howsoever denominated or, with respect to a Challenger Receivable, any “Challenger® Dealer Sales and Service Agreement” in substantially the form attached hereto as Exhibit H or any substantially similar agreement, howsoever denominated.
          1.06. The definition “Dealer Concentration Limit” in Section 1.01 is hereby amended to read in its entirety as follows:

               “Dealer Concentration Limit” means, at any time with respect to (i) each Obligor with Dealer Receivables owing from it, together with Dealer Receivables owing from its Affiliates, that represent one of the three Obligors, together with its Affiliates, with the highest Outstanding Balance of Eligible Dealer Receivables, 2.5% of the Eligible Receivables Balance and (ii) any other Obligor and its Affiliates, 1.5% of the Eligible Receivables Balance (or, in each case, if a Special Concentration Limit is in effect with respect to such Obligor and its Affiliates, such Special Concentration Limit).
          1.07. The definition “Dealer Receivable” in Section 1.01 is hereby amended to read in its entirety as follows:
               “Dealer Receivable” means the indebtedness and other obligations owed to the Seller (without giving effect to any transfer or conveyance hereunder) or in which the Seller has a security interest or other interest, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of farm machinery (other than a sale of individual parts) to a United States Dealer pursuant to a Dealer Agreement and includes, without limitation, the obligation to pay any finance, interest, late payment charges or similar charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Dealer Receivable separate from a Dealer Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction.
          1.08. Paragraphs (c) and (l) of the definition “Eligible Receivable” in Section 1.01 are hereby amended to read in their entirety as follows:
               (c) such Dealer Receivable arises under a Dealer Agreement substantially in the form attached hereto as Exhibit G (in the case AGCO Receivables) or Exhibit H (in the case of Challenger Receivables) (or, in either case, in such other form as shall have been approved in writing by the Agent, such approval not to be unreasonably withheld), which, together with such Dealer Receivable, is in full force and effect and has not been terminated and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense or contingency; provided, that Challenger Receivables shall not exceed 25% of the aggregate Outstanding Balance of all Dealer Receivables;
               (l) the Dealer Agreement under which such Dealer Receivable arises provides for interest to accrue on the Outstanding Balance of such Dealer Receivables prior to its final due date at a rate per annum equal to or greater than the rate of interest published in the New York edition of

The Wall Street Journal as the prime rate (or,if such rate is not so published, the rate of interest publicly announced by the Agent as its prime or reference rate) plus 2%; provided, that (i) Challenger Receivables shall not be subject to this paragraph (l) and (ii) AGCO Receivables which satisfy all criteria in this definition other than this paragraph (l) may be treated as Eligible Receivables hereunder so long as the aggregate Outstanding Balance of such AGCO Receivables does not exceed 20% of the aggregate Outstanding Balance of all Dealer Receivables;
          1.09. The definition “Eligible Receivable” in Section 1.01 is hereby further amended by deleting the word “and” at the end of paragraph (r), relettering paragraph (s) as paragraph (u) and adding new paragraphs (s) and (t) as follows:
               (s) such Dealer Receivable is not accruing interest on the Outstanding Balance thereof;
               (t) the Obligor of such Dealer Receivable is not subject to any Collection Proceeding; and
               1.10. The definition “Material Adverse Effect” in Section 1.01 is hereby amended to read in its entirety as follows:
               “Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of the Seller, the Originator and its Subsidiaries or the Servicer, (ii) the ability of the Seller, the Originator or the Servicer to perform its obligations under this Agreement or the Originator Sale Agreement, (iii) the legality, validity or enforceability of this Agreement, the Originator Sale Agreement or the AGCO Finance Purchase Agreement, (iv) the Seller’s or any Purchasers’ interest in the Dealer Receivables generally or in any significant portion of the Dealer Receivables, the Related Security or the Collections with respect thereto, or (vi) the collectibility of the Dealer Receivables generally or of any material portion of the Dealer Receivables.
               1.11. The definition “Net Eligible Receivables Balance” in Section 1.01 is hereby amended to read in its entirety as follows:
               “Net Eligible Receivables Balance” means, at any time, an amount equal to (a) the Eligible Receivables Balance minus (b) the sum of (1) the product of (x) the Planned Dilution Ratio, times (y) the New Equipment Receivables Percentage, times (z) the Eligible Receivables Balance, plus (2) the product of (x) the Challenger Planned Dilution Ratio, times (y) the Challenger New Equipment Receivables Percentage, times (z) the Eligible Receivables Balance.
               1.12. The definition “New Equipment Receivables Percentage” in Section 1.01 is hereby amended to read in its entirety as follows:

     “New Equipment Receivables Percentage” means, at any time, the aggregate Outstanding Balance of the AGCO Receivables which arose from the sale of new equipment, expressed as a percentage of the aggregate Outstanding Balance of all AGCO Receivables.
          1.13. The definition “Ownership Interest” in Section 1.01 is hereby amended by adding the following sentence to the end thereof:
The Purchasers shall not have an Ownership Interest in any Conveyed Receivable.
          1.14. The definition “Payment Rate” in Section 1.01 is hereby amended to read in its entirety as follows:
     “Payment Rate” means, at any time, the percentage equivalent of a fraction, the numerator of which is equal to the sum of the original Outstanding Balance of all Dealer Receivables for which the final payment of principal owing by the Obligor was made in the immediately preceding calendar month, and the denominator of which is equal to the aggregate Outstanding Balance of all Dealer Receivables (and other than Dealer Receivables with respect to which AGCO Finance has purchased, with immediately available funds in accordance with the AGCO Finance Purchase Agreement, the Ownership Interest of the Purchasers and the Retained Interest in the immediately preceding calendar month) as of the last day of the second preceding calendar month.
          1.15. The definition “Planned Dilution” in Section 1.01 is hereby amended to read in its entirety as follows:
     “Planned Dilution” means, with respect to any calendar month, the aggregate amount of reserves accrued on the accounting books of the Originator and the Seller with respect to program discounts expected to be taken by the Dealers with respect to AGCO Receivables at the time of settlement, as calculated by the Servicer on the last day of the immediately preceding calendar month in accordance with the accounting practices of the Originator as in effect on the date hereof.
          1.16. The definition “Planned Dilution Amount” in Section 1.01 is hereby amended to read in its entirety as follows:
     “Planned Dilution Amount” means an amount, determined as of the Business Day immediately preceding the Termination Date, equal to the sum of (a) the sum of (x) the Challenger Planned Dilution plus (y) the Planned Dilution, in each case, for the calendar month then most recently ended plus (b) the product of (i) the Variable Dilution Reserve Percentage and (ii) the Net Eligible Receivables Balance.

          1.17. The definition “Planned Dilution Ratio” in Section 1.01 is hereby amended to read in its entirety as follows:
     “Planned Dilution Ratio” means, with respect to any calendar month, the greater of (a) 10% and (b) the percentage equivalent of a fraction, the numerator of which is equal to the aggregate Planned Dilution for such calendar month, and the denominator of which is equal to the aggregate Outstanding Balance of the AGCO Receivables which arose from the sale of new equipment as of the last day of the immediately preceding calendar month.
          1.18. The last proviso in the definition “Special Concentration Limit” in Section 1.01 is hereby amended to read in its entirety as follows:
provided further that in no event shall the Special Concentration Limit of any single Obligor be reduced so that the Dealer Receivables owing from such single Obligor together with the Dealer Receivables owing from its Affiliates are required to be less than the Dealer Concentration Limit applicable to such Obligor.
          1.19. The definition “Transaction Documents” in Section 1.01 is hereby amended to read in its entirety as follows:
     “Transaction Documents” means, collectively, this Agreement, each Purchase Notice, the Originator Sale Agreement, each Joinder Agreement, each Deposit Account Agreement, the Fee Letters, the Subordinated Note, the AGCO Finance Purchase Agreement, each Conveyance Notice, the Intercreditor Agreement and all other instruments, documents and agreements executed and delivered in connection herewith.
          1.20. The definition “Variable Dilution” in Section 1.01 is hereby deleted in its entirety.
          1.21. The definition “Variable Dilution Ratio” in Section 1.01 is hereby amended to read in its entirety as follows:
     “Variable Dilution Ratio” means, with respect to any calendar month, a percentage equal to the Dilution Ratio minus sum of (i) the product of (1) the Challenger Planned Dilution Ratio times (2) a fraction, the numerator of which is equal to the aggregate Outstanding Balance of the Challenger Receivables which arose from the sale of new equipment as of the last day of the immediately preceding calendar month, and the denominator of which is equal to the aggregate Outstanding Balance of the Dealer Receivables which arose from the sale of new equipment as of the last day of the immediately preceding calendar month plus (ii) the product of (1) the Planned Dilution Ratio times (2) a fraction, the numerator of which is equal to the aggregate Outstanding Balance of the AGCO Receivables which arose from the sale of new equipment as of the last day of the immediately preceding calendar month, and the denominator of which is equal to the aggregate Outstanding Balance of the Dealer Receivables which arose from the sale of new equipment as of the last day of the immediately preceding calendar month.
          1.22. The definition “Variable Dilution Reserve Percentage” in Section 1.01 is hereby amended to read in its entirety as follows:
     “Variable Dilution Reserve Percentage” means, at any time, a percentage equal to the product of (i) 2.0 times, (ii) 1 minus the Loss Reserve Percentage, times (iii) the highest three month rolling average Variable Dilution Ratio during the twelve complete calendar month period then most recently ended.
          1.23. Section 5.01 is hereby amended by adding the following new subsection (u) at the end thereof:
     (u) Payments from AGCO Finance. With respect to the Retained Interest in each Dealer Receivable transferred to AGCO Finance under the AGCO Finance Purchase Agreement, the Seller has received reasonably equivalent value from AGCO Finance in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by the Seller of any such Retained Interest under the AGCO Finance Purchase Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.
          1.24. Section 7.01(a) is hereby amended by adding the following new paragraphs at the end thereof:
     (viii) Purchase Termination Events. The occurrence of each Purchase Termination Event and each event which with the passage of time or the giving of notice, or both, would be a Purchase Termination Event, by a statement of an Authorized Officer of the Seller.
     (ix) Termination Date. The occurrence of the “Termination Date” under the AGCO Finance Purchase Agreement.
          1.25. Paragraphs (xii) and (xiv) of Section 7.01(h) are hereby amended to read in their entirety as follows:
     (xii) operate its business and activities such that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement, the Originator Sale Agreement, the AGCO Finance Purchase Agreement and the other Transaction Documents;

     (xiv) maintain the effectiveness of, and continue to perform under, the Originator Sale Agreement and the AGCO Finance Purchase Agreement;
          1.26. The last sentence of Section 7.01(i) is hereby amended to read in its entirety as follows:
The Seller shall maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Deposit Account and shall not grant the right to take dominion and control of any Lock-Box or Deposit Account at a future time or upon the occurrence of a future event to any Person, except to the Agent as contemplated by this Agreement and to the AGCO Finance as contemplated by the AGCO Finance Purchase Agreement but subject to the Intercreditor Agreement).
          1.27. Section 7.01 is hereby amended by adding the following new subsection (l) at the end thereof:
     (l) Performance and Enforcement of AGCO Finance Purchase Agreement. The Seller shall perform its obligations and undertakings under and pursuant to the AGCO Finance Purchase Agreement, and shall sell the Retained Interest in Dealer Receivables thereunder in compliance with the terms thereof.
          1.28. Sections 7.02(d), (f) and (i) are hereby amended to read in their entirety as follows:
     (d) Sales, Liens. The Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Dealer Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Dealer Receivable arises, or any Lock-Box or Deposit Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests (i) therein in favor of the Agent and the Purchasers provided for herein or (ii) in Conveyed Receivables and Related Security and Collections with respect to Conveyed Receivables in favor of AGCO Finance pursuant to the AGCO Finance Purchase Agreement), and the Seller shall defend the right, title and interest of the Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties (other than any claim of AGCO Finance arising pursuant to the AGCO Finance Purchase Agreement) claiming through or under the Seller or the Originator.
     (f) Nature of Business; Other Agreements; Other Indebtedness. The Seller shall not engage in any business or activity of any kind or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking other than the transactions contemplated and authorized by this Agreement, the Originator Sale Agreement, the AGCO Finance Purchase Agreement and the other Transaction Documents. Without limiting the generality of the foregoing, the Seller shall not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (i) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) the incurrence of obligations under this Agreement, (iii) the incurrence of obligations, as expressly contemplated in the Originator Sale Agreement, any other Transaction Document or the AGCO Finance Purchase Agreement, and (iv) the incurrence of operating expenses in the ordinary course of business. In the event the Seller shall at any time borrow a loan under the Originator Sale Agreement, the obligations of the Seller in connection with any such borrowing shall be subordinated to the Unpaid Obligations, on such terms as shall be reasonably satisfactory to each Administrator.
     (i) Merger. The Seller shall not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein or in the AGCO Finance Purchase Agreement) all or any material part of its assets (whether now owned or hereafter acquired) to, or acquire all or any material part of the assets of, any Person.
          1.29. Section 7.02 is hereby amended by adding the following new subsection (l) at the end thereof:
     (l) Amendments to the AGCO Finance Purchase Agreement. The Seller shall not, without the prior written consent of the Agent (which consent will not be unreasonably withheld), (i) cancel or terminate the AGCO Finance Purchase Agreement or (ii) give any consent, directive or approval under the AGCO Finance Purchase Agreement except as required by applicable law.
          1.30. Section 7.03(b) is hereby amended by adding the following new paragraphs at the end thereof:
     (iv) Purchase Termination Events. The occurrence of each Purchase Termination Event and each event which with the passage of time or the giving of notice, or both, would be a Purchase Termination Event, by a statement of an Authorized Officer of the Servicer.
     (v) Servicer Default. The occurrence of any “Servicer Event of Default” under the Servicing Agreement.

          1.31. Section 8.02(f) is hereby amended to read in its entirety as follows:
     (f) The Servicer shall apply Collections to Dealer Receivables as specified by the applicable Obligor or, if not so specified, shall take or cause to be taken such action as may be necessary to determine the Dealer Receivables to which Collections should apply. Any payment by an Obligor in respect of any Dealer Receivable that, after the Servicer’s compliance with the obligations set forth in the immediately preceding sentence, is not applied to a specific Dealer Receivable shall, except as otherwise required by contract or law and unless otherwise instructed by the Agent, be applied in accordance with the methodology set out in for the application of such payments in the Credit and Collection Policy.
          1.32. Paragraph (h) of Section 9.01 is hereby amended to read in its entirety as follows:
     (h) As at the end of any calendar month, (i) the Variable Dilution Ratio shall exceed 5.0%, (ii) the average of the Challenger Planned Dilution Ratios for the three most recently ended calendar months shall exceed 20.0%, (iii) the average of the Planned Dilution Ratios for the three most recently ended calendar months shall exceed 20.0%, (iv) the average of the Payment Rates for the three most recently ended calendar months shall be less than (x) if such three calendar month period shall end with the month of January, February, March or April, 9% and (y) in all other cases, 13% or (v) the average Default Ratio for the three most recently ended calendar months (including the calendar month ending on such date) shall exceed 3.0%;
          1.33. Section 9.01 is hereby amended by deleting the word “or” at the end of paragraph (i), deleting the period at the end of paragraph (j) and substituting in replacement thereof “; or” and adding a new paragraph (k) as follows:
     (k) Either the Seller or AGCO Finance shall have initiated or commenced any legal collection, replevin , injunctive or other action to enforce any obligation owed by the Originator under the Originator Sale Agreement.
          1.34. Paragraph (x) of Section 10.01(a) is hereby amended in its entirety to read as follows:
     (x) any failure of the Seller to acquire and maintain legal and equitable title to, and ownership of any Dealer Receivable and the Related Security and Collections with respect thereto from the Originator, free and clear of any Adverse Claim (other than as created hereunder); any failure of the Seller to give reasonably equivalent value to the Originator under the Originator Sale Agreement in consideration of the transfer by the Originator of any Dealer Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action; or any failure of the Seller to have a first priority perfected security interest in the Equipment the sale of which gave rise to any AGCO Receivable;
          1.35. Section 10.01(a) is hereby amended deleting the word “or” at the end of paragraph (xiv), deleting the period at the end of paragraph (xv) and substituting in replacement thereof a semi-colon and by adding the following new paragraphs at the end thereof:
     (xvi) the purchase by AGCO Finance of Ownership Interests of the Purchasers or the Retained Interest in Dealer Receivables as contemplated by the AGCO Finance Purchase Agreement; or
     (xv) the AGCO Finance Purchase Agreement or the Intercreditor Agreement.
          1.36. Section 10.01(b) is hereby amended deleting the word “or” at the end of paragraph (ix), deleting the period at the end of paragraph (x) and substituting in replacement thereof a semi-colon and by adding the following new paragraphs at the end thereof:
     (xi) the Servicing Agreement; or
     (xii) any failure of AGCO Finance to give reasonably equivalent value to the Purchasers or the Seller under the AGCO Finance Purchase Agreement in consideration of the transfer by the Purchasers of the Ownership Interest of the Purchasers in any Dealer Receivables or by the Seller of the Retained Interest in any Dealer Receivable, any attempt by any Person to void any such transfer under statutory provisions or common law or equitable action, or any attempt by any Person to void any such transfer under statutory provisions or common law or equitable actions.
          1.37. Paragraphs (a), (b), (d) and (e) of Section 12.01 are hereby amended to read in their entirety as follows:
     (a) Neither the Seller nor the Servicer nor any Purchaser shall have the right to assign its rights or obligations under this Agreement except to the extent otherwise provided herein. Subject to the compliance by the assignee of Section 12.01(g), the Seller hereby agrees and consents to the complete or partial assignment by any Conduit Purchaser of all or any portion of its rights under, interest in, title to and obligations under this Agreement to (i) any member of its Related Group and (ii) any other Person approved by the Seller (such approval not to be unreasonably withheld), and upon such assignment, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of a Conduit Purchaser hereunder and (y) the Conduit Purchaser assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an assignment covering all or the remaining portion of an assigning Conduit Purchaser’s rights and obligations under this Agreement, such Conduit Purchaser shall cease to be a party hereto).
     (b) Subject to the compliance by the assignee of Section 12.01(g), each Committed Purchaser may, with the prior written consent of the Administrator for its Related Group, the Seller and AGCO (which consent shall not be unreasonably withheld), assign to one or more banks or other entities all its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Ownership Interests owned by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Committed Purchaser’s rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Committed Purchaser being assigned pursuant to each such assignment (determined as of the date of the Assignment Agreement with respect to such assignment) shall in no event be less than the lesser of (A) $20,000,000 or an integral multiple of $1,000,000 in excess of that amount and (B) the full amount of the assigning Committed Purchaser’s Commitment, (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment Agreement together with a processing and recordation fee of $2,000 or such lesser amount as shall be approved by the Agent, (iv) the parties to each such Assignment Agreement shall have agreed to reimburse the Agent for all fees, costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent) incurred by the Agent in connection with such assignment, (v) the assignee shall execute and deliver to the Seller and the Agent an Investment Letter substantially in the form of Exhibit C and (vi) the assignee shall deliver to the Agent and AGCO evidence satisfactory to AGCO that such assignee has compiled with the terms of Section 12.01(g). Upon such execution, delivery, acceptance and recording by the Agent, from and after the effective date specified in such Assignment Agreement, which effective date shall be the date of acceptance of such Assignment Agreement by the Agent, unless a later date is specified therein, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, have the rights and obligations of a Committed Purchaser hereunder and (y) the Committed Purchaser assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Committed Purchaser’s rights and obligations under this Agreement, such Committed Purchaser shall cease to be a party hereto).
     (d) Subject to the provisions of Section 12.01(b), upon its receipt of an Assignment Agreement executed by an assigning Committed Purchaser and an assignee and upon its receipt of evidence of such assignees compliance with Section 12.01(g), the Agent shall, if such Assignment Agreement has been completed and is in substantially the form of Exhibit F hereto, (i) accept such Assignment Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Seller and each Administrator.
     (e) Each Committed Purchaser may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Ownership Interests owned by it); provided, however, that (i) such Committed Purchaser’s obligations under this Agreement (including, without limitation, its Commitment to the Seller hereunder) shall remain unchanged, (ii) such Committed Purchaser shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Seller, the Servicer, each Administrator, the Agent and the other Purchasers shall continue to deal solely and directly with such Committed Purchaser in connection with such Committed Purchaser’s rights and obligations under this Agreement, (iv) such Committed Purchaser shall give prior written notice to the Agent and the Administrator for its Related Group of the identity of such participant and (v) such participation shall not impair the right, power or ability of such Committed Purchaser to fulfill its obligations under the AGCO Finance Purchase Agreement. Notwithstanding anything herein to the contrary, each participant shall have the rights of a Committed Purchaser (including any right to receive payment under Sections 10.02 and 10.03); provided, however, that no participant shall be entitled to receive payment under either such Section in excess of the amount that would have been payable under such Section by the Seller to the Committed Purchaser granting its participation had such participation not been granted, and no Committed Purchaser granting a participation shall be entitled to receive payment under such Section in an amount which exceeds the sum of (x) the amount to which such Committed Purchaser is entitled under such Section with respect to payments to be made to it which are not subject to any participation, plus (y) the aggregate amount to which its participants are entitled under such Sections with respect to the amounts of their respective participations. With respect to any participation described in this Section 12.01(e), the participant’s rights as set forth in the agreement between such participant and the applicable Committed Purchaser to agree to or to restrict such Committed Purchaser’s ability to agree to any modification, waiver or release of any of the terms of this Agreement or any other Transaction Document or to exercise or refrain from exercising any powers or rights which such Committed Purchaser may have under or in respect of any Transaction Document shall be limited to the right to consent to any of the matters set forth in Section 13.01(b)(i) of this Agreement.
          1.38. Section 12.01 is hereby amended by adding a new paragraph (g) as follows:
     (g) No assignment by any Purchaser hereunder shall be effective unless and until the assignee thereof shall have become a signatory to the AGCO Finance Purchase Agreement as a “Securitization Seller” thereunder.
          1.39. Section 13.13(b) and (c) are hereby amended to read in their entirety as follows:
     (b) In addition to any ownership interest which the Agent may from time to time acquire pursuant hereto, the Seller hereby grants to the Agent for the ratable benefit of the Purchasers a valid security interest in all of the Seller’s right, title and interest in, to and under all Dealer Receivables now existing or hereafter arising, the Collections, each Deposit Account, all Related Security, all other rights and payments relating to such Dealer Receivables, all of the Seller’s rights under the Originator Sale Agreement and under the AGCO Finance Purchase Agreement and all proceeds of any thereof prior to all other liens on and security interests therein to secure the prompt and complete payment of the Unpaid Obligations; provided, however, that the Agent and the Purchasers hereby agree that no security interest is granted in any cash collections or other property included in any Deposit Account to the extent such cash collections or other property does not constitute Dealer Receivables, Related Security or Collections, and the Servicer shall dispose of such cash collections or other property as provided in Section 8.02(e) hereof; provided, further, that the Agent’s security interest in any Dealer Receivable and Related Security with respect to thereto shall automatically terminate when (i) such Dealer Receivable becomes a Conveyed Receivable and (ii) AGCO Finance has made payment therefor in accordance with the AGCO Finance Agreement. After an Early Amortization Event, the Agent and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.
     (c) The Seller acknowledges that the Related Security includes the Originator Sale Agreement and the Seller’s right to payment under the

AGCO Finance Purchase Agreement, and that all of the Seller’s right and title to, and interest in, the Originator Sale Agreement and its rights to payment under the AGCO Finance Purchase Agreement are subject to the Ownership Interests acquired by the Purchasers hereunder and the security interest granted to the Agent, for the benefit of the Purchasers, pursuant to Section 13.3(b). Accordingly, the Seller agrees that the Agent, on behalf of the Purchasers, shall have the right (which, upon the occurrence and during the continuance of an Early Amortization Event, shall be an exclusive right) to (i) enforce the Seller’s rights and remedies under the Originator Sale Agreement, to receive all amounts payable thereunder or in connection therewith, to consent to amendments, modifications or waivers thereof, and to direct, instruct or request any action thereunder, but in each case without any obligation on the part of the Agent to perform any of the obligations of the Seller under the Originator Sale Agreement and (ii) the Seller’s rights to receive payment under the AGCO Finance Purchase Agreement. The Agent, on behalf of the Purchasers shall have the exclusive right to direct enforcement by the Seller of its rights and remedies under the Originator Sale Agreement and its rights to receive payments under the AGCO Finance Purchase Agreement.
          1.40. The Table of Contents is hereby amended by deleting the reference to Exhibit G and substituting in replacement thereof the following:

Exhibit G	Form of Dealer Agreement (other than with respect to Challenger Dealer Receivables)

Exhibit H	Form of Dealer Agreement (with respect to Challenger Dealer Receivables)
          1.41. Exhibit G is hereby amended in its entirety as set forth in Exhibit A hereto, and a new Exhibit H is hereby added as set forth in Exhibit B hereto.
          SECTION 2. Condition Precedent. This Amendment shall become effective on the date (the “Effective Date”) on which the Agent and the Administrators shall have received the following, each (unless otherwise indicated) dated such date and in form and substance satisfactory to the Agent and the Administrators:
          (a) Certificates of the Secretary or Assistant Secretary of the Seller, AGCO and AGCO Finance certifying the names and true signatures of their respective officers authorized to sign this Amendment, the AGCO Finance Purchase Agreement, the Servicing Agreement, the Intercreditor Agreement and the other documents to be delivered by them hereunder or thereunder or in connection herewith or therewith, evidence of authorization of the transactions contemplated hereby and thereby, the articles of incorporation (including an amendment to the articles of incorporation of the Seller permitting the transactions contemplated by the AGCO Finance Purchase Agreement) or formation (attached and appropriately certified by the Secretary of State of the Seller’s, AGCO’s and AGCO Finance’s jurisdiction of incorporation or formation) and the by-laws and all amendments thereto of the Seller and AGCO.

          (b) Amendments to financing statements previously filed under the UCC of all jurisdictions that the Agent or the Administrators may deem necessary or desirable in order (i) to perfect the ownership interests contemplated by the Receivables Purchase Agreement as amended by this Amendment and (ii) to perfect the ownership interests of the Seller in the receivables purchased by the Seller from AGCO pursuant to the Originator Sale Agreement as amended by the amendment thereto referred to in paragraph (e) below.
          (c) UCC termination statements, if any, necessary to release all security interests and other rights of any Person (other than the Purchasers) in the Dealer Receivables, Contracts or Related Security previously granted by the Seller or AGCO.
          (d) Evidence (including UCC search reports) that all Dealer Receivables and all proceeds thereof are free and clear of liens, security interests, claims and encumbrances other than those held by the Purchasers.
          (e) An executed copy of the Servicing Agreement, AGCO Finance Purchase Agreement, Intercreditor Agreement, fee letter, amendment to the Originator Sale Agreement and this Amendment from of the parties thereto and hereto.
          (f) Favorable opinions of counsel for the Seller, AGCO and AGCO Finance as to such matters as the Agent or any Administrator may reasonably request, including, without limitation, opinions with respect to “true sale” and substantive consolidation.
          (g) Payment of all fees required to be paid pursuant to any fee letter entered into in connection with the transactions contemplated by this Amendment.
          (h) Good standing certificates with respect to the Seller, AGCO and AGCO Finance from the Secretary of State of the State of their respective jurisdictions of organization and such other jurisdictions as the Agent or any Administrator may reasonably request.
          (i) Copies of all consents, waivers and amendments to existing credit facilities that are necessary in connection with this Amendment and the transactions contemplated hereby.
          (j) Certificates of Authorized Officers of the Seller and AGCO to the effect as follows, and the following shall be true and correct as at such time: (i) the representations and warranties made herein and in the Receivables Purchase Agreement as amended by this Amendment (the “Amended Receivables Purchase Agreement”) are true and correct as of the Effective Date, as if made on such date; (ii) the Seller and the Servicer are each in compliance with all of their obligations under the Amended Receivables Purchase Agreement; and (iii) no Early Amortization Event, Potential Amortization Event, Servicer Default or event which, with the passage of time or the giving of notice, or both, would constitute an Servicer Default has occurred and is continuing, or would result from the transactions contemplated by this Amendment, the

AGCO Finance Purchase Agreement, the Servicing Agreement or the Intercreditor Agreement.
          (k) Such other documents, approvals or opinions as the Agent or an Administrator may reasonably request.
          SECTION 3. Representations and Warranties.
          3.01. The Seller hereby represents and warrants to the Agent, the Administrators and the Purchasers on the date hereof and on the Effective Date that:
          (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted.
          (b) The execution and delivery by the Seller of this Amendment and the AGCO Finance Purchase Agreement, and the performance of its obligations hereunder and under the Amended Receivables Purchase Agreement and the AGCO Finance Purchase Agreement, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Amendment and the AGCO Finance Purchase Agreement have been duly executed and delivered by the Seller.
          (c) The execution and delivery by the Seller of this Amendment and the AGCO Finance Purchase Agreement, and the performance of its obligations hereunder and under the Amended Receivables Purchase Agreement and the AGCO Finance Purchase Agreement, do not contravene or violate (i) its certificate of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property.
          (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by the Seller of this Amendment, the Amended Receivables Purchase Agreement or the AGCO Finance Purchase Agreement, and the performance of its obligations hereunder or under the Amended Receivables Purchase Agreement or the AGCO Finance Purchase Agreement.
          (e) There are no actions, suits or proceedings pending, or to the best of the Seller’s knowledge, threatened, against or affecting the Seller, or any of its properties, in or before any court, arbitrator or other body which would have a Material Adverse Effect. The Seller is not in default with respect to any order of any court, arbitrator or governmental body.

          (f) This Amendment constitutes and, as of the Effective Date, the Amended Receivables Purchase Agreement and the AGCO Finance Purchase Agreement will constitute, the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
          3.02. AGCO hereby represents and warrants to the Agent, the Administrators and the Purchasers on the date hereof and on the Effective Date that:
          (g) AGCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted.
          (h) The execution and delivery by AGCO of this Amendment, the AGCO Finance Purchase Agreement, the Servicing Agreement and the Intercreditor Agreement, and the performance of its obligations hereunder and under the Amended Receivables Purchase Agreement, the AGCO Finance Purchase Agreement, the Servicing Agreement and the Intercreditor Agreement, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Amendment, the AGCO Finance Purchase Agreement, the Servicing Agreement and the Intercreditor Agreement have been duly executed and delivered by AGCO.
          (i) The execution and delivery by AGCO of this Amendment, the AGCO Finance Purchase Agreement, the Servicing Agreement and the Intercreditor Agreement, and the performance of its obligations hereunder and under the Amended Receivables Purchase Agreement, the AGCO Finance Purchase Agreement, the Servicing Agreement and the Intercreditor Agreement, do not contravene or violate (i) its certificate of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property.
          (j) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by AGCO of this Amendment, the AGCO Finance Purchase Agreement, the Servicing Agreement or the Intercreditor Agreement, and the performance of its obligations hereunder or under the Amended Receivables Purchase Agreement, the AGCO Finance Purchase Agreement, the Servicing Agreement or the Intercreditor Agreement.
          (k) There are no actions, suits or proceedings pending, or to the best of AGCO’s knowledge, threatened, against or affecting AGCO, or any of its properties, in or before any court, arbitrator or other body which would have a Material Adverse Effect.

AGCO is not in default with respect to any order of any court, arbitrator or governmental body.
          (l) This Amendment constitutes and, as of the Effective Date, the Amended Receivables Purchase Agreement, the AGCO Finance Purchase Agreement, the Servicing Agreement and the Intercreditor Agreement, will constitute, the legal, valid and binding obligations of AGCO enforceable against AGCO in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
          SECTION 4. Covenant. The parties hereto hereby agree that if, upon the receipt by the Administrators of the Monthly Report required to be delivered on the Reporting Date occurring six months after the Effective Date, any Administrator determines, in its sole discretion, that the Early Amortization Event in Section 9.01(h) of the Amended Receivables Purchase Agreement or the Credit Enhancement are no longer reasonable or protective as a result of the transactions contemplated by this Amendment, the Purchasers and the Seller shall negotiate in good faith to amend the provisions of Section 9.01(h) of the Amended Receivables Purchase Agreement or the definition “Credit Enhancement” in Section 1.01 of the Amended Receivables Purchase Agreement. The failure of the Purchasers and the Seller to agree to such amendment on the date which occurs thirty days after any Administrator or the Agent notifies the Seller that the Early Amortization Event in Section 9.01(h) of the Amended Receivables Purchase Agreement or the definition “Credit Enhancement” are no longer reasonable or protective as a result of the transactions contemplated by this Amendment shall constitute an Early Amortization Event under the Amended Receivables Purchase Agreement with the same force and effect as if set forth therein, and shall entitle the Purchasers, the Administrators and the Agent to exercise any and all remedies described in the Amended Receivables Purchase Agreement.
          SECTION 5. Reference to and Effect on the Receivables Purchase Agreement.
          5.01. Upon the effectiveness of this Amendment, each reference in the Receivables Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Receivables Purchase Agreement as amended hereby, and each reference to the Receivables Purchase Agreement in any other document, instrument and agreement executed and/or delivered in connection with the Receivables Purchase Agreement shall mean and be a reference to the Receivables Purchase Agreement as amended hereby.
          5.02. Except as specifically amended hereby, the Receivables Purchase Agreement, the other Transaction Documents and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

          5.03. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Purchaser, any Administrator or the Agent under the Receivables Purchase Agreement, the Transaction Documents or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.
          SECTION 6. Costs and Expenses. The Seller shall pay to the Agent, each Administrator and each Purchaser on demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Amendment, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, (i) rating agency fees incurred by any Administrator or any Conduit Purchaser in connection with the transactions contemplated hereby, and (ii) reasonable fees and out-of-pocket expenses of legal counsel for the Agent, each Administrator and each Purchaser with respect thereto.
          SECTION 7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.
          SECTION 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of a signature page hereto by facsimile shall be deemed as effective as delivery of an original executed signature page hereto.
          SECTION 9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

AGCO FUNDING CORPORATION
By:
Name:
Title:

AGCO CORPORATION
By:
Name:
Title:

BANK OF TOKYO-MITSUBISHI TRUST COMPANY, as an Administrator
By:
Name:
Title:

GOTHAM FUNDING CORPORATION, as a Conduit Purchaser and as a Committed Purchaser
By:
Name:
Title:

COÖPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, NEW YORK BRANCH, as a Committed Purchaser, as an Administrator and as the Agent
By:
Name:
Title:

By:
Name:
Title:
AGCO US Amendment

S-1

NIEUW AMSTERDAM RECEIVABLES CORPORATION, as a Conduit Purchaser
By:
Name:
Title:
AGCO US Amendment

S-2

EXHIBIT A
Exhibit G
FORM OF DEALER AGREEMENT
(with respect to AGCO Receivables)

EXHIBIT B
Exhibit H
FORM OF DEALER AGREEMENT
(with respect to Challenger Receivables)

EXECUTION COPY
AMENDMENT NO. 4
DATED AS OF DECEMBER 12, 2008
TO

RECEIVABLES PURCHASE AGREEMENT
DATED AS OF JANUARY 27, 2000
     THIS AMENDMENT NO. 4, dated as of December 12, 2008 (this “Amendment”), is entered into by and among AGCO FUNDING CORPORATION, as seller (the “Seller”), AGCO CORPORATION (“AGCO”), as servicer (in such capacity, the “Servicer”), NIEUW AMSTERDAM RECEIVABLES CORPORATION (“Nieuw Amsterdam”), as a Conduit Purchaser, GOTHAM FUNDING CORPORATION (“Gotham”), as a Committed Purchaser and a Conduit Purchaser, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as successor to Bank of Tokyo-Mitsubishi Trust Company (“BTMU”), as an Administrator, and COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, NEW YORK BRANCH (“Rabobank International”), as a Committed Purchaser, as an Administrator and as the Agent.
PRELIMINARY STATEMENTS
     A. The Seller, the Servicer, Nieuw Amsterdam, Gotham, BTMU and Rabobank International (as a Committed Purchaser, as an Administrator and as the Agent) are parties to that certain Receivables Purchase Agreement, dated as of January 27, 2000 (as amended prior to the date hereof, the “Receivables Purchase Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Receivables Purchase Agreement.
     B. The parties hereto have agreed to amend the Receivables Purchase Agreement on the terms and conditions hereinafter set forth.
     NOW THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     SECTION 1. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Receivables Purchase Agreement is hereby amended as follows:
     1.01. Section 1.01 is hereby amended by deleting the definitions of “Cash Control Event”, “Commitment Termination Date”, “Credit Enhancement” and “Dilution” and substituting, in lieu thereof, respectively, the following:
     “Cash Control Event” means the occurrence of either of the following events: (i) the Servicer’s long-term corporate family debt rating or long-term local issuer credit rating, as the case may be, shall be Ba2 or lower by Moody’s or BB or lower by S&P or either such rating is withdrawn or (ii) any Early Amortization Event.
     “Commitment Termination Date” means December 11, 2009 or such later date as may be agreed in writing from time to time by the Seller, each Committed Purchaser, each Administrator and the Agent.
     “Credit Enhancement” means, as of any date of determination, the product of (a) the Net Eligible Receivables Balance, times (b) the greater of (i) the Dynamic Reserve Percentage and (ii) the percentage set forth below opposite the long-term corporate family debt rating or long-term local issuer credit rating, as the case may be, of AGCO as of such date (determined based on the lower of the ratings assigned by Moody’s or S&P).

Moody’s	S&P	Percentage
Ba2 or higher	BB or higher	14%
Ba3	BB-	17%
Bl	B+	25%
B2 or lower or rating withdrawn	B or lower or rating withdrawn	35%
Notwithstanding anything contained herein to the contrary, if the average of the Payment Rates for the six most recently ended calendar months shall be less than 14.50% and the long-term corporate family debt rating or long-term local issuer credit rating, as the case may be, of AGCO as of such date (determined based on the lower of the ratings assigned by Moody’s or S&P) is Ba2 or higher by Moody’s and BB or higher by S&P, the percentage determined by clause (ii) above shall be deemed to be 15%.
     “Dilution” means, at any time, the amount of any reduction in the outstanding balance of an AGCO Receivable as a result of any setoff, dispute, discount (including volume discount), rebate (including volume rebate), return, netting, adjustment or any other reason other than (i) payment in cash of such outstanding balance by the Obligor, (ii) credit for a trade-in of used equipment or a return of equipment, to the extent such credit simultaneously gave rise to a new AGCO Receivable in respect of such equipment having an original Outstanding Balance equal to or greater than the amount of such reduction or (iii) such AGCO Receivable having become a Charged-Off Receivable.
          1.02. The definition of Termination Date in Section 1.01 is hereby amended by deleting the date “April 8, 2009” contained therein and substituting, in lieu thereof, the date “December 12, 2013”.
          1.03. The beginning of Section 3.07(b) is hereby amended to read in its entirety as follows: “If at any time the Originator’s long-term corporate family debt rating or long-term local issuer credit rating, as the case may be, shall not be at least Ba3 by Moody’s and at least BB+ by S&P”.
          1.04. Clause (ii) of the first sentence of Section 8.05 is hereby amended by deleting the words “if the long-term senior unsecured debt rating of AGCO is lower than Ba3 or withdrawn by Moody’s or lower than BB- or withdrawn by S&P” and substituting, in lieu thereof, “if the long-term corporate family debt rating or long-term local issuer credit rating, as the case may be, of AGCO is lower than Ba2 or withdrawn by Moody’s or lower than BB or withdrawn by S&P”.
          1.05. Clause (g) of Section 8.07 is hereby amended to read in its entirety as follows:
     (g) The long-term corporate family debt rating or long-term local issuer credit rating, as the case may be, of AGCO is below Ba2 by Moody’s or BB by S&P or either such rating is withdrawn.
          1.06. Paragraph (h) of Section 9.01 is hereby amended to read in its entirety as follows:
     (h) As at the end of any calendar month, (i) the Variable Dilution Ratio shall exceed 5.0%, (ii) the average of the Challenger Planned Dilution Ratios for the three most recently ended calendar months shall exceed 20.0%, (iii) the average of the Planned Dilution Ratios for the three most recently ended calendar months shall exceed 20.0%, (iv) the average of the Payment Rates for the three most recently ended calendar months shall be less than (x) if such three calendar month period shall end with the month of January, February, March or April, 11.75% and (y) in all other cases, 14.25% or (v) the average Default Ratio for the three most recently ended calendar months (including the calendar month ending on such date) shall exceed 3.0%;
          SECTION 2. Conditions Precedent. This Amendment shall become effective as of the date (the “Effective Date”) on which (i) the Agent and the Administrators shall have received (a) a copy of this Amendment duly executed by each of the parties hereto, (b) a copy of the First Amendment to the Amended and Restated Fee Letter dated as of the date hereof duly executed by each of the parties thereto and (c) a copy of Amendment No. 1 to the AGCO Finance Purchase Agreement dated as of the date hereof duly executed by each of the parties thereto and (ii) payment has been made of all fees required to be paid pursuant to any fee letters entered into in connection with the transactions contemplated by this Amendment.
          SECTION 3. Covenants. Representations and Warranties.
          3.01. (i) Each of the Seller and the Servicer hereby reaffirms all covenants, representations and warranties made by it in the Receivables Purchase Agreement, as further amended by this Amendment, and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the Effective Date and (ii) AGCO hereby reaffirms all covenants, representations and warranties made by it in the Originator Sale Agreement and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the Effective Date.
          3.02. Each of the Seller and the Servicer hereby represents and warrants that (i) this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (ii) upon the effectiveness of this Amendment, no event or circumstance has occurred and is continuing which constitutes an Early Amortization Event or which, with the giving of notice of the lapse of time, or both, would constitute an Early Amortization Event.
     SECTION 4. Reference to and Effect on the Receivables Purchase Agreement.
     4.01. Upon the effectiveness of this Amendment, each reference in the Receivables Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Receivables Purchase Agreement as amended hereby, and each reference to the Receivables Purchase Agreement in any other document, instrument and agreement executed and/or delivered in connection with the Receivables Purchase Agreement shall mean and be a reference to the Receivables Purchase Agreement as amended hereby.
     4.02. Except as specifically amended hereby and the other amendments listed in Section 2, the Receivables Purchase Agreement, the other Transaction Documents and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
     4.03. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Purchaser, any Administrator or the Agent under the Receivables Purchase Agreement, the Transaction Documents or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.
     SECTION 5. Costs and Expenses. The Seller shall pay to the Agent, each Administrator and each Purchaser on demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Amendment, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, (i) rating agency fees incurred by any Administrator or any Conduit Purchaser in connection with the transactions contemplated hereby, and (ii) reasonable fees and out-of-pocket expenses of legal counsel for the Agent, each Administrator and each Purchaser with respect thereto.
     SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.
     SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of a signature page hereto by facsimile shall be deemed as effective as delivery of an original executed signature page hereto.
     SECTION 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

AGCO FUNDING CORPORATION
By:	/s/ David Williams
	Name:	DAVID WILLIAMS
	Title:	VP AND TREASURER

AGCO CORPORATION
By:	/S/ David Williams
	Name:	DAVID WILLIAMS
	Title:	VP AND TREASURER

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. NEW YORK BRANCH, as an Administrator
By:	/s/ Aditya Reddy
	Name:	Aditya Reddy
	Title:	VP and Manager

GOTHAM FUNDING CORPORATION, as a Conduit Purchaser and as a Committed Purchaser
By:	/s/ Louise E. Colby
	Name:	Louise E. Colby
	Title:	Vice President

COOPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, NEW YORK BRANCH, as a Committed Purchaser, as an Administrator and as the Agent
By:	/s/ Maria (Jie) Wu
	Name:	Maria (Jie) Wu
	Title:	Vice President

By:	/s/ Keith W. Smite
	Name:	Keith W. Smite
	Title:	Vice President

NIEUW AMSTERDAM RECEIVABLES CORPORATION, as a Conduit Purchaser
By:	/s/ Damian A. Perez
	Name:	Damian A. Perez
	Title:	Vice President